UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2009
Ready Mix, Inc.
(Exact name of registrant as specified in charter)
Nevada
(State or other jurisdiction of incorporation)

001-32440	86-0830443
(Commission File Number)	(IRS Employer Identification Number)

4602 East Thomas Rd, Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (602) 957-2722
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 6, 2009, the board of directors of Ready Mix, Inc., a Nevada corporation (the “Company”), accepted the resignation of Clint Tryon, the Company’s Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer. Mr. Tryon will remain employed by the Company through April 10, 2009.
     Effective April 6, 2009, the board of directors appointed David D. Doty, age 44, as the Company’s Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer. Mr. Doty has been the Chief Financial Officer of Meadow Valley Parent Corp., the Company’s majority stockholder, since February 2009 when Meadow Valley Parent Corp. completed its merger transaction with Meadow Valley Corporation. Prior to the closing of the merger, Meadow Valley Corporation was the Company’s majority stockholder. Mr. Doty is expected to continue to serve in his role as the Chief Financial Officer of Meadow Valley Parent Corp while employed by the Company.
     In August 2005, Mr. Doty began his employment with Meadow Valley Corporation as Accounting Manager and in April 2006 he was appointed Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer. From 2000 to August 2005, Mr. Doty was Corporate Controller and then Vice President of Administration, Treasurer and Chief Financial Officer of Star Markets, Ltd. in Honolulu, Hawaii. From 1994 to 2000, he was Vice President of Operations and Controller for a hospitality and tourism firm in Rancho Mirage California. Mr. Doty was a supervisor at Brabo, Carlsen & Cahill, CPA’s in Palm Springs, California from 1991 to 1994. Mr. Doty received his Bachelor of Science degree with a major in Accounting from the California State Polytechnic University, Pomona in 1992 and his Certified Public Accountant’s certificate from the State of California in 2003.
     Mr. Doty will receive an annual base salary from the Company of $72,000, which may be adjusted from time to time by the Compensation Committee of the Company’s Board of Directors, subject to the approval of the Company’s Board of Directors. In connection with Mr. Doty’s appointment, he was granted options to purchase 20,000 shares of the Company’s common stock. The options are exercisable at $2.65 per share, vest in equal annual installments over three years beginning on the first anniversary of the date of grant (subject to Mr. Doty’s continued service to the Company) and expire April 6, 2014. The options will be subject to the terms of the Company’s 2005 Equity Incentive Plan and a stock option agreement to be entered into between Mr. Doty and the Company.
     In addition, in connection with Mr. Doty’s appointment, the Company and Mr. Doty entered into an Indemnification Agreement dated as of April 6, 2009 (the “Indemnification Agreement”) pursuant to which the Company agreed to indemnify and hold harmless Mr. Doty, to the fullest extent permitted by Nevada law, in connection with any action, suit or proceeding brought against Mr. Doty in connection with his service as an officer of the Company or as a director, officer, employee or agent of another entity at the request of the Company. The Company and Mr. Doty also entered into an Award Agreement dated as of April 7, 2009 (the “Award Agreement”) pursuant to which the Company agreed to pay Mr. Doty a lump sum cash payment equal to a formula based upon the amount of proceeds received by the Company’s stockholders upon the closing of a Sales Transaction (as defined below), and Mr. Doty’s salary. The term “Sales Transaction” is defined in the Award Agreement as follows:
(i) the consummation of an acquisition, in any one transaction or series of related transactions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 65% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), excluding, however, the following: (a) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege; (b) any acquisition by the Company; (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company; or (d) a Related Party Transaction (as defined below);
(ii) consummation of a merger or consolidation of the Company with or into any other company or other entity where the Company is not the surviving entity, excluding, in each case, a Related Party Transaction;
(iii) consummation of a statutory share exchange pursuant to which the Company’s outstanding shares are acquired or a sale in one transaction or a series of related transactions of at least 65% of the Company’s outstanding voting securities, excluding, in each case, a Related Party Transaction; or
(iv) consummation of a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, excluding, in each case, a Related Party Transaction.
     The term “Related Party Transaction” is defined in the Award Agreement as follows: (i) a merger or consolidation of the Company, or a statutory share exchange pursuant to which the Company’s outstanding shares are acquired, in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the successor company immediately after the merger, consolidation or statutory share exchange; (ii) a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets to a majority-owned subsidiary company; or (iii) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including, but not limited to, reincorporating the Company in a different jurisdiction, converting the Company to a limited liability company or creating a holding company.
     The descriptions of the Indemnification Agreement and the Award Agreement set forth above are qualified in their entirety by reference to the full text of the Indemnification Agreement and the Award Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Title

10.1	Indemnification Agreement dated as of April 6, 2009

10.2	Form of Award Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ready Mix, Inc.
Date: April 8, 2009	By:	/s/ Bradley E. Larson
Bradley E. Larson
Chief Executive Officer